As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XTEND AI ROBOTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5247 Crossroads Park Drive Tampa, Florida 33610, USA (813) 621-8965	38-4385227
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Aviv Shapira

Chief Executive Officer

Xtend AI Robotics, Inc.

5247 Crossroads Park Drive

Tampa, Florida 33610, USA

(813) 621-8965

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gil Savir

Brandon J. Bortner

Ryan S. Brewer

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

(212) 318-6080

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

XTEND AI ROBOTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “XTND.” On September 4, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $6.27 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplements or any applicable free writing prospectus, may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Xtend,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Xtend AI Robotics, Inc. and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.xtend.me/IR. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on July 2, 2026;

•

our Quarterly Reports on Form 10-Q/A for the quarterly period ended March 31, 2026, filed with the SEC on July  16, 2026, and on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 13, 2026;

•

our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on January  23, 2026, January  26, 2026, February  17, 2026, February  17, 2026, February  18, 2026, March  24, 2026, May  4, 2026, May 12, 2026 (excluding Items  7.01 and 9.01), May  19, 2026, June  25, 2026, July  16, 2026 and September 3, 2026;

•

the audited financial statements of Xtend Reality Expansion Ltd. and Atlas Aerospace SIA. contained within our prospectus dated August 11, 2026 filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-4 (File No. 333-295380); and

•

the description of our common stock contained in the registration statement on Form 8-A (File No. 001-43471), filed with the SEC on September 3, 2026, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Xtend AI Robotics, Inc.

Attention: Chief Legal Counsel

5247 Crossroads Park Drive

Tampa, FL 33610, USA

(813) 621-8965

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leader in software systems and artificial intelligence-powered robotics, deployed in high-threat, complex operational environments where human exposure carries significant risk. Powered by our proprietary XTEND Operating System (XOS) our integrated software and advanced robotic hardware solutions are designed to provide autonomy at the edge. Operating across defense, law enforcement and private security missions through a platform of robots, drones, and robotic subsystems, our open architecture platform facilitates scalability across partners and third-party applications.

Our customers face rapidly evolving adversarial environments that require agility. Through our modular open architecture operating system and hardware design we can quickly adapt and deliver responsive product offerings to changing operational requirements and dynamic environments. The intuitive XOS interface allows our customers to certify new operators within days, significantly reducing the barrier to forward deployment of our products into their operations.

Leveraging AI to execute complex missions autonomously with remote human supervision, XOS addresses the key constraint in robotics, human operators, who are costly, vulnerable and prone to operational error. XOS enables human machine teaming by allowing operators to define mission parameters that are autonomously executed by robotic systems in the field.

We serve a diverse set of customers with constantly evolving operational requirements, including homeland security, military, intelligence, and critical-infrastructure protection entities. Our systems have been developed with and operationally deployed by national defense, special-mission units, and security organizations in over 30 countries.

We are incorporated under the laws of the state of Delaware. Our principal executive offices are located at 5247 Crossroads Park Drive, Tampa, Florida 33610, and our telephone number is (813) 621-8965.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding the expected cost and revenue synergies, impacts and benefits of the mergers, projected financial information, future opportunities, expected cash distributions and other statements regarding our future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to our Current Report on Form 8-K and are incorporated by reference herein. We encourage you to read our certificate of incorporation and our bylaws for additional information.

Common Stock

Voting

Holders of our common stock are entitled to one vote per share on all matters submitted to stockholders for their vote or approval.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Other Provisions

Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of the date of this prospectus, we have no outstanding shares of preferred stock. Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware (the DGCL) and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Lock-Up Provisions

The amended and restated bylaws contain, in Section 7.7 thereof, transfer restrictions applicable to certain shares of our common stock (the Bylaw Lock-Up). These restrictions imposed pursuant to Section 202 of the DGCL, and shares subject to these restrictions bear appropriate restrictive legends (or, in the case of uncertificated shares, appropriate notations in the notices contemplated by Section 151(f) of the DGCL).

Shares Subject to the Bylaw Lock-Up

The Bylaw Lock-Up applies to all shares of our common stock issued at or in connection with the closing of our business combination with JFB Construction Holdings (the Closing), including shares issued as merger consideration in respect of the share capital of Xtend Reality Expansion Ltd. or JFB Construction Holdings, and, for the avoidance of doubt, shares of our common stock underlying options, warrants, convertible securities and other equity-linked instruments assumed or issued in connection with the business combination with JFB Construction Holdings (the Lock-Up Shares). Holders of Lock-Up Shares, together with their permitted transferees, are referred to as “Locked-Up Holders.” The Bylaw Lock-Up applies to the Xtend Supporting Shareholders (as defined in the final prospectus to our Registration Statement on Form S-4 filed with the SEC on August 11, 2026).

The Bylaw Lock-Up does not apply to the following shares, which were freely transferable under the bylaws upon the Closing:

•

shares of our common stock issued in respect of shares of JFB Construction Holdings common stock that, immediately prior to the Closing, did not constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and were not held by any affiliate (as defined in Rule 405 under the Securities Act) of JFB Construction Holdings, including any director or executive officer of JFB Construction Holdings, any party to a support agreement entered into in connection with the merger agreement, or any affiliate of any of the foregoing;

•

shares of our common stock issued in respect of shares of JFB Construction Holdings common stock issued pursuant to private placement financing, dated February 13, 2026, pursuant to which the investors who entered into the subscription agreement subscribed for and purchased an aggregate of 1,604,000 shares of JFB Construction Holdings Class A common stock at $6.25 per share;

•	shares of our common stock issued at or in connection with the Closing in exchange for Xtend Reality Expansion Ltd. ordinary shares issued pursuant to the Xtend Simple Agreements for Future Equity;

•

shares of our common stock held by American Ventures LLC, Series XIV JFB or any of its affiliates or transferees, whose transfer arrangements are governed exclusively by the Amended and Restated Support Agreement, dated as of July 16, 2026, by and among XTEND Reality Expansion Ltd., American Ventures LLC, Series XIV JFB and, solely with respect to Section 4.4, JFB Construction Holdings, and are not subject to the Bylaw Lock-Up; and

•	shares of our common stock acquired in open market transactions after the Closing (other than in violation of the Bylaw Lock-Up).

Initial Lock-Up Period

During the period beginning on the Closing and ending at 11:59 p.m., New York City time, on the date that is 180 days after the Closing (the Initial Lock-Up Period) Locked-Up Holders may not transfer any Lock-Up Shares, other than pursuant to the permitted transfer exceptions described below. For this purpose, “transfer” is defined broadly and includes lending, offering, pledging, hypothecating, encumbering, donating, assigning, selling or contracting to sell Lock-Up Shares; granting options, rights or warrants to purchase Lock-Up Shares; entering into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Shares; and publicly disclosing the intention to do any of the foregoing, in each case whether settled in shares, cash or otherwise.

Coordinated Sale Period

Following the expiration of the Initial Lock-Up Period, and continuing until 11:59 p.m., New York City time, on the date that is 270 days after the Closing (the date of such expiration marking the end of the Lock-Up Period), Locked-Up Holders may sell Lock-Up Shares only through a coordinated sale process, or the Coordinated Sale Period, consisting of three successive 30-calendar-day measurement periods and subject to the following conditions:

•

Coordinating Broker. All sales during the Coordinated Sale Period must be effected solely through one or more registered broker-dealers designated or approved by our board of directors, each, a “Coordinating Broker”. The Coordinating Broker will use commercially reasonable efforts to aggregate the sell orders of participating Locked-Up Holders into a common pool, offer the pooled shares to the market, and allocate the resulting proceeds pro rata among participating Locked-Up Holders by reference to each holder’s specified minimum sale price (if any), such that a holder will participate in a sale, and receive proceeds, only to the extent the price achieved equals or exceeds any minimum price specified by that holder.

•

Periodic Sales Limitation. During any 30-day measurement period, a Locked-Up Holder may not sell more than 25% of such holder’s “Base Holdings,” meaning the aggregate number of Lock-Up Shares (including Lock-Up Shares underlying options, warrants, convertible securities and other equity-linked instruments) held by such holder as of the expiration of the Initial Lock-Up Period, subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and similar events. The limitation applies separately to each measurement period, and any unused capacity expires at the end of the applicable measurement period and does not carry forward. As a result, a Locked-Up Holder may sell no more than 75% of its Base Holdings, in the aggregate, prior to the expiration of the Lock-Up Period.

No Lock-Up Shares may be sold pursuant to the coordinated sale process during the Initial Lock-Up Period. From and after the expiration of the Lock-Up Period—that is, beginning on the day following the date that is 270 days after the Closing—the Lock-Up Shares will cease to be subject to the restrictions of the Bylaw Lock-Up.

Permitted Transfers

Notwithstanding the foregoing, a Locked-Up Holder or its permitted transferee may transfer Lock-Up Shares during the Lock-Up Period:

•

in the case of an individual, by gift to an immediate family member, a charitable organization or a trust or other entity formed for estate planning purposes for the benefit of an immediate family member; by will, intestacy or the laws of descent and distribution upon death; or pursuant to a qualified domestic relations order;

•	in the case of an entity, to any stockholder, member, partner or trust beneficiary as part of a distribution, or to any affiliate (as defined in Rule 405 under the Securities Act) of such holder;

•

in connection with a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares for cash, securities or other property;

•	to us in connection with the “net” or “cashless” exercise of options or other purchase rights, or in satisfaction of tax withholding obligations upon exercise, vesting or settlement thereof;

•

pursuant to a bona fide offer to purchase or exchange shares of our common stock made to all holders of our common stock and approved by our board of directors, including any tender or exchange of Lock-Up Shares into, and any transfer pursuant to, such offer, whether made by a third party or by us; or

•	in a negotiated secondary transaction, with the prior approval of our board of directors.

Transfers by gift or estate planning and entity distributions or affiliate transfers may not involve a disposition for value, and in the case of those categories and negotiated secondary transactions, it is a condition to the transfer that the transferee execute and deliver to us a written agreement, in form and substance reasonably satisfactory to us, to be bound by the Bylaw Lock-Up as a Locked-Up Holder.

Board Authority; Waivers

Our board of directors may waive, amend or repeal, in whole or in part, any of the restrictions of the Bylaw Lock-Up, or otherwise release Lock-Up Shares prior to the expiration of the Lock-Up Period, provided that any such waiver, amendment, repeal or release must be applied on a pro rata or other uniform basis determined by the board among all Locked-Up Holders, so that no Locked-Up Holder is disproportionately released, whether adversely or beneficially, relative to the other Locked-Up Holders. The board may also designate, approve, replace or remove Coordinating Brokers, determine equitable adjustments, and interpret and administer the Bylaw Lock-Up and resolve ambiguities, in each case acting in good faith. Nothing in the Bylaw Lock-Up modifies the fiduciary duties of our directors, alters the standard of judicial review applicable to board determinations, or limits director liability beyond what is permitted by Section 102(b)(7) of the DGCL. Accordingly, there can be no assurance that the board will not waive or release the restrictions of the Bylaw Lock-Up, in whole or in part, prior to the scheduled expiration of the Lock-Up Period.

Enforcement

Any transfer in violation of the Bylaw Lock-Up will be null and void, and we and our transfer agent will decline to register, recognize or effect any transfer of securities that would constitute a violation or breach of the Bylaw Lock-Up.

Relationship to Contractual Lock-Up Arrangements

The Bylaw Lock-Up does not modify any contractual obligation between us and any stockholder that imposes more restrictive transfer restrictions on Lock-Up Shares, including under any lock-up agreement, support agreement or similar instrument. If a Locked-Up Holder is party to any such contractual arrangement, the more restrictive provision will control as to that holder. As of the date of this prospectus there are no contractual lock-up arrangements with more restrictive provisions. The Bylaw Lock-Up does not apply to any shares held by American Ventures LLC, Series XIV JFB or any of its affiliates or transferees, whose transfer arrangements are governed exclusively by the Amended and Restated Support Agreement, dated as of July 16, 2026, by and among XTEND Reality Expansion Ltd., American Ventures LLC, Series XIV JFB and, solely with respect to Section 4.4, JFB Construction Holdings.

Anti-Takeover Provisions

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price of our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by our Board, the Chairperson of our Board, our chief executive officer, or our president. Stockholders are not be permitted to call a special meeting or require our Board to call a special meeting.

Advance Notice Procedures

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who will have given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our bylaws do not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Action By Written Consent

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Undesignated Preferred Stock

Our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

Supermajority approval requirements

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote, voting together as a single class, is required to amend, alter, change or repeal specified provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Delaware Business Combination Statute

We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware and any appellate court therefrom be the sole and exclusive forum for (1) any derivative claim or cause of action brought on behalf of us, (2) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of us, to us or our stockholders, (3) any claim or cause of action against us or any current or former director, officer or other employee of us, arising out of or pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws; (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the amended and restated certificate of incorporation or the amended and restated bylaws (including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (6) any claim or cause of action against us or any current or former director, officer or other employee of us, governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, to the fullest extent permitted by law, any person or entity holding, owning, or otherwise acquiring any interest in any security of us shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders are not deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Directors’ and Officers’ Liability and Indemnification

Our amended and restated bylaws limit the liability of our directors and executive officers to the fullest extent permitted by the DGCL and provide that we provide them with customary indemnification and advancement of expenses. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our common stock is listed and traded on the New York Stock Exchange under the ticker symbol “XTND.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Xtend,” “we,” “our” or “us” refer to Xtend AI Robotics, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a successor person) unless:

•

we are the surviving corporation or the successor person (if other than Xtend) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Xtend and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Xtend; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default or event of default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (covenant defeasance).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of potential material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Xtend.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Paul Hastings LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Xtend Reality Expansion Ltd. at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of JFB Construction Holdings at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by M&K CPAs, PLLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Transfer agent and trustee fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees for the securities offered by this registration statement.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company	8-K	001-43471	3.1	09/03/2026

3.2	Amended and Restated Bylaws of the Company	8-K	001-43471	3.2	09/03/2026

4.1	Form of Indenture					X

4.2*	Form of Debt Security

4.3*	Form of Warrant

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

5.1	Opinion of Paul Hastings LLP					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Company					X

23.2	Consent of M&K CPAS, PLLC, independent registered public accounting firm of JFB Construction Holdings					X

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm of Atlas Aerospace SIA					X

23.4	Consent of Paul Hastings LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table					X

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the Act) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, on the 4th day of September, 2026.

XTEND AI ROBOTICS, INC.

By:	/s/ Aviv Shapira
Aviv Shapira
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Aviv Shapira and Tal Horesh, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to file and sign any other registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Aviv Shapira Aviv Shapira	Chief Executive Officer and Chair (Principal Executive Officer)	September 4, 2026

/s/ Tal Horesh Tal Horesh	Chief Financial Officer (Principal Financial And Accounting Officer)	September 4, 2026

/s/ Reuven Liani Reuven Liani	Director	September 4, 2026

/s/ Peter Kash Peter Kash	Director	September 4, 2026

/s/ Austin Miller Austin Miller	Director	September 4, 2026

/s/ Erez Simha Erez Simha	Director	September 4, 2026